COMPUTER ASSOCIATES REPORTS FIRST QUARTER FY 2004 RESULTS
COMPANY RETURNS TO GAAP PROFIT

•	Quarterly revenue of $813 million exceeds consensus estimate

•	GAAP profitability reached ahead of expectations: Year ago quarter loss of $65 million swings to $10 million profit in current quarter

•	Quarterly operating (non-GAAP) EPS of $0.14 exceeds consensus estimate

•	New deferred subscription revenue of $387 million, representing annualized growth of 16 percent over last year’s first quarter

•	Cash from operations of $171 million

•	Debt reduction of $826 million to $2.3 billion

•	Cash and marketable securities balance of $876 million at June 30, 2003

ISLANDIA N.Y., July 23, 2003 — Computer Associates International, Inc. (NYSE: CA), the industry’s leader in managing on-demand computing solutions, today announced financial results for its first fiscal quarter ended June 30, 2003.

“We are obviously pleased that we achieved profitability on a GAAP basis sooner than expected,” said Sanjay Kumar, CA chairman and chief executive officer. “This was made possible by a steady increase in revenue and continued efficiencies in our business. There was strength across most of our product offerings – especially our enterprise management software.

“We are particularly encouraged by these results because we achieved them in what continues to be a challenging worldwide economic environment,” Kumar continued. “Bookings were strong for this quarter in the highly-competitive North American market relative to the prior year comparable quarter, and we continued to hold or improve our competitive position in this and the other markets that we serve.”

Kumar pointed out that for the quarter, new deferred subscription revenue was 16 percent higher on an annualized contract value basis and 20 percent higher than last year on a total contract value basis. The increases, he said, clearly indicate that CA’s sales organization is leveraging the company’s unique FlexSelect licensing model to better serve customers and take business from the competition.

“We’ve been listening very carefully to our customers and offering licensing flexibility and management solutions that reflect their demands, requirements and IT budgets,” Kumar said. “In April we unveiled our vision for managing on-demand computing and announced the immediate availability of several new Unicenter on-demand management solutions. Also, last week at CA World, our annual worldwide customer event, we announced additional on-demand management products in our Unicenter, eTrust and BrightStor brands. These solutions are compelling because they help our customers realize the benefits of on-demand computing immediately by making their existing IT resources more efficient. No other independent software company today can offer the depth of platform neutral on-demand technology that CA can.”

Financial Overview – First Quarter Fiscal 2004

Total revenue for the first quarter of fiscal year 2004 was $813 million, a 6 percent increase over total revenue generated in the first quarter of fiscal year 2003. This increase was primarily driven by an increase in subscription revenue associated with the on-going transition to the company’s current business model as well as the benefits of a weaker U.S. dollar vis-à-vis the Euro and other international currencies which were anticipated.

Revenue from the indirect channel declined as the company continued to overhaul its channel business. Kumar said that, as previously disclosed, CA has improved the structure and management of the channel organization in the last few quarters. The workforce was reorganized, new and very competitive channel products and compensation plans were put in place, and a new approximate 300-person Customer Interaction Call Center in Tampa, Florida was officially opened.

“Last week at CA World, we put the final pieces of our channel reorganization program in place with the announcement of new training and certification, tracking and lead generation programs, as well as special rebates and enhanced technical support,” he said.

Net income on a GAAP basis for the first quarter was $10 million, or $0.02 per diluted share, compared to the net loss of $65 million, or $0.11 per diluted share, reported in the similar period last year. The company previously estimated that it would lose $0.03 to $0.04 per share on a GAAP basis. The achievement in exceeding expectations was due to revenue generation that exceeded the high end of the company’s estimated range, as well as improved cost efficiencies realized in the quarter. In addition, consistent with previous guidance, the company recognized during the quarter a per share gain of approximately $0.02 related to the sale of certain fixed assets. The company also experienced a negative $0.02 per share impact from restructuring costs associated with the reorganization of its U.S. channel organization and the creation of CA Technology Services, as announced in April.

On a fully diluted operating basis (excluding all acquisition-related amortization), the company earned $0.14 per share in the first quarter of fiscal 2004, compared to $0.02 per share in the first quarter of fiscal 2003. Operating earnings per share is a non-GAAP financial measure as noted in the discussion of non-GAAP results below. A reconciliation of GAAP and operating results is included within this press release.

During the quarter, CA recorded new deferred subscription revenue of $387 million – with a weighted average contract duration of approximately 2.85 years. New annualized deferred subscription revenue – representing total new deferred subscription revenue divided by the weighted average contract life – was approximately $136 million for the quarter. This represents a 16 percent year-over-year increase. At June 30, 2003, the company’s aggregate deferred subscription revenue balance – the undiscounted amount of contractually committed license agreements pursuant to its business model for which revenue has been deferred and will be recognized ratably – was approximately $3.8 billion.

Enhanced Capital Structure

During the quarter, CA made the final scheduled payments on $476 million of its senior notes and repaid its $350 million bank credit facility which was due on May 30, 2003. The company’s next scheduled debt repayment is in April 2005. At June 30, 2003, CA’s cash and marketable securities balance was $876 million.

“Our capital structure continues to strengthen,” said CA Chief Financial Officer Ira Zar. “Total debt has been reduced to $2.3 billion. We have a $460 million credit facility on which nothing has been drawn, and we have almost two years before any additional debt becomes due. We will continue to monitor the effective deployment of our cash, and will consider a number of options including the repurchase of company stock, select technology acquisitions, and if feasible, further debt reduction prior to maturity.”

Outlook for the remainder of Fiscal Year 2004

“We expect our industry to operate in more or less the same economic environment during the remainder of fiscal 2004,” Kumar said. “I believe our momentum will continue to build because we are driven by the needs of our customers, and we have the right combination of software products, a strong management team and a unique licensing model that enables us to compete effectively in a market that has fundamentally changed the way it looks at IT investments.”

The company made the following projections for the current quarter and full fiscal year, which are based on current expectations and represent “forward looking statements” (as defined below):

For the second fiscal quarter ending September 30, 2003:

•	Revenue in the range of $805 million to $825 million

•	GAAP earnings per share in the range of $0.01 to $0.03

•	Diluted operating earnings per share in the range of $0.13 to $0.15

For the full fiscal year ending March 31, 2004:

•	Revenue in the range of $3.275 billion to $3.425 billion – no change from previous projection

•	GAAP earnings per share of $0.07 to $0.12 – an upward revision from previous projection

•	Diluted operating earnings per share of $0.55 to $0.60 – an upward revision from previous projection

First Quarter Webcast and Financial Disclosure

The company will host a webcast at http://ca.com/media/q1_fy2004/ today at 5 p.m. EDT to discuss its first quarter results. The company anticipates filing its Form 10-Q for the quarter ended June 30, 2003 as soon as practical.

Non-GAAP Financial Measures

This press release includes financial measures for net income and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP “operating” net income and earnings per share exclude non-cash amortization of acquired technology and other intangibles, and the associated tax effects of these items. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding non-cash acquisition related charges, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results, comparisons to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and is a key variable in determining management incentive compensation. We believe these non-GAAP financial measures are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release.

About CA

Computer Associates International, Inc. (NYSE:CA), one of the world’s largest software companies, delivers software and services that enable organizations to manage their IT environments. Focus areas include network and systems management, storage and security management, portal and business intelligence, and application life cycle management. Founded in 1976, CA is headquartered in Islandia, NY, and operates in more than 100 countries. For more information on CA, please visit http://ca.com.

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In addition to the historical information presented, certain statements in this release may constitute “forward-looking statements” that involve risks and uncertainties. Actual results could differ materially from those projected or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks and instability associated with changes in the company’s business model; risks associated with changes in the way in which the company accounts for license revenue; the difficulty of making financial projections resulting from the significant percentage of CA’s quarterly sales consummated in the last few days of the quarter; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; market acceptance of new products and services and continued acceptance of existing products and services; risks associated with the entry into new markets; the risks associated with integrating acquired businesses and technologies; the effects of war or acts of terrorism; dependency on large dollar licensing transactions; the outcome of pending or future governmental inquiries; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; adverse results of litigation; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; and other risks described in filings with the Securities and Exchange Commission, which are available at www.sec.gov. CA assumes no obligation to update the information in this press release, except as otherwise required by law.

© 2003 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Robert Cirabisi Investor Relations (631) 342-4878 Robert.Cirabisi@ca.com	Dan Kaferle Public Relations (631) 342-2111 Daniel.Kaferle@ca.com

Table 1
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30,

	2003		2002

Subscription Revenue	$449		$314
Software Fees and Other	80		95
Maintenance	171		205
Financing Fees	54		86
Professional Services	59		65

Total Revenue	813		765

Amort. of Capitalized Software Costs	116	(1)	119 (1)
Cost of Professional Services	55		59
Selling, General and Administrative	340		381
Product Dev. and Enhancements	168		165
Commissions and Royalties	54		60
Depr. and Intangibles Amort.	34	(2)	34 (2)
Interest Expense, net	31		47

Total Costs	798		865

Income/(Loss) Before Income Taxes	15		(100)
Income Taxes/(Benefit)	5		(35)

Net Income/(Loss)	$10		$(65)

Basic EPS/(LPS)	$0.02		$(0.11)
# Shares Used	578		578
Diluted EPS/(LPS)	$0.02		$(0.11)
# Shares Used	580		578

(1)	Includes acquisition amortization of $106 and $111 in 2003 and 2002, respectively.

(2)	Includes acquisition amortization of $10 in each of 2003 and 2002.

Table 2
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Balance Sheets
(in millions)
(unaudited)

	June 30,	March 31,
	2003	2003(1)

Cash and Marketable Securities	$876	$1,512
Trade and Installment A/R, net	1,571	1,854
Other Current Assets	111	127

Total Current Assets	2,558	3,493

Installment A/R, net	580	519
Property and Equipment, net	656	665
Purchased Software Products, net	1,329	1,431
Goodwill, net	4,454	4,453
Other Noncurrent Assets, net	437	439

Total Assets	$10,014	$11,000

Loans Payable and Current Portion of Long -Term Debt	$2	$828
Deferred Subscription Revenue (collected)-Current	935	923
Other Current Liabilities	1,021	1,241

Total Current Liabilities	1,958	2,992

Long Term Debt, net of current portion	2,298	2,298
Deferred Income Taxes	780	792
Deferred Subscription Revenue (collected)-Noncurrent	216	173
Deferred Maintenance Revenue	312	350
Other Noncurrent Liabilities	31	32
Stockholders’ Equity	4,419	4,363

Total Liabilities and Stockholders’ Equity	$10,014	$11,000

(1)	Certain prior period balances have been reclassified to conform with the current period presentation.

Table 3
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Quarterly Condensed Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	June 30,

	2003	2002

OPERATING ACTIVITIES:
Net Income/(Loss)	$10	$(65)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and Amortization	150	153
Provision for Deferred Income Taxes	(21)	(55)
(Increase)/Decrease in Noncurrent Installment A/R, net	(64)	90
Increase/(Decrease) in Deferred Subscription Revenue (collected) – Noncurrent	39	(25)
Decrease in Deferred Maintenance Revenue	(44)	(76)
Decrease in Trade and Current Installment A/R, net	329	327
(Decrease)/Increase in Deferred Subscription Revenue (collected) – Current	(13)	20
Other	(215)	(172)

NET CASH PROVIDED BY OPERATING ACTIVITIES	171	197

INVESTING ACTIVITIES:
Acquisitions/ Purchase Accounting Liabilities	(19)	(19)
Other	1	0

NET CASH USED IN INVESTING ACTIVITIES	(18)	(19)

FINANCING ACTIVITIES:
Purchases of Treasury Stock	(4)	(16)
Debt Repayments, net	(826)	(562)
Exercises of Common Stock Options and Other	9	9

NET CASH USED IN FINANCING ACTIVITIES	$(821)	$(569)

Table 4
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of GAAP Results to Operating Results
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30,

	2003		2002

Total Revenue (See Table 1)	$813		$765
Total Costs (See Table 1)	798		865

Income/(Loss) Before Taxes (See Table 1)	15		(100)
Non-GAAP Adjustments:
Purchased Software Amort.	106		111
Intangibles Amort.	10		10

Operating Income Before Taxes	131		21
Interest on Dilutive Convert. Bonds	2		—
Income Taxes	50		9

Net Operating Income	$83	(1)	$12
Diluted Operating EPS	$0.14	(1)(2)	$0.02	(2)
# Shares Used	603	(1)(2)	581	(2)

(1)	Net operating income and the number of shares used in the computation of diluted operating EPS for the quarter ended June 30, 2003, have been adjusted to reflect the dilutive impact of the Company’s 1.625 percent Convertible Senior Notes.

(2)	The number of shares used in the computation of diluted operating EPS for each period presented has been adjusted to reflect the dilutive impact of the Company’s stock options.

The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Table 5
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of Projected GAAP Results to Operating Results
(in millions, except per share data)
(unaudited)

	Three Months Ending			Fiscal Year Ending
	September 30, 2003			March 31, 2004

Projected Revenue Range	$805	to	$825	$3,275	to	$3,425

Projected GAAP EPS Range	$0.01	to	$0.03	$0.07	to	$0.12
Non-GAAP Adjustments:
Projected Per Share Impact of Acquisition Amortization, Net of Taxes	$0.12		$0.12	$0.48		$0.48

Projected Diluted Operating EPS Range	$0.13	to	$0.15	$0.55	to	$0.60

The projected Diluted Operating EPS set forth above is not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The projected GAAP and non-GAAP financial information set forth in this reconciliation represent forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of this press release.